SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                       ______________


                           FORM 8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported):  Septemer 3, 1996



              OSBORN COMMUNICATIONS CORPORATION
     (Exact name of registrant as specified in charter)



   State of Delaware       1-8309                 06-1142367
     (State or other   (Commission              (IRS Employer
     jurisdiction of    File Number)          Identification No.)
     incorporation)



   130 Mason Street, Greenwich, CT                     06830
     (Address of principal executive offices)       (Zip Code)



   Registrant's telephone number, including area code: (203) 629-0905



                          Not Applicable
   (Former name or former address, if changed since last report)


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   Item 5.     Other Events.

             Pursuant to the terms of an Agreement and Plan of Merger dated July 23, 1996, among Osborn Communications Corporation, a Delaware corporation (the "Company"), OCC Holding
             Corporation, a Delaware corporation, and OCC Acquisition Company, Inc., a Delaware Corporation ("Mergeco")(the
             "Merger Agreement"), on September 3, 1996, the Company received a copy of a binding equity financing commitment letter (the "Commitment Letter") addressed to Mergeco from Hicks, Muse, Tate & Furst Equity Fund III, L.P., a Delaware limited partnership ("Fund III"). The terms of the commitment letter require Fund III to provide equity financing in the amount of $27.2 million to provide Mergeco a portion of the funds required to consummate the transactions contemplated by the Merger Agreement subject to the conditions set forth therein. The Commitment Letter is attached as Exhibit 99 hereto and is incorporated herein by reference.


   Item 7.    Financial Statements, Pro Forma Financial Information and
              Exhibits.

   (c)         Exhibits:

      Exhibit Number
   (Referenced to Item 601
     of Regulation S-K)                       Description of Exhibit

            99                     Commitment Letter dated September 3, 1996
                                  from Hicks, Muse, Tate & Furst Equity Fund
                                   III, L.P. to OCC Acquisition Company, Inc.



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                         Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

   Date: September 9, 1996

                          OSBORN COMMUNICATIONS CORPORATION


                          By:  /s/Thomas S. Douglas
                               Name:  Thomas S. Douglas
                               Title: Senior Vice President

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                         EXHIBIT INDEX



Exhibit number
(Referenced to                                     Page Number in Rule 0-3(b)
Item 601 of                                        sequential numbering system
Regulation S-K)       Description of Exhibit       where Exhibit can be found

99                   Commitment Letter dated September 3,
                     1996 from Hicks, Muse, Tat e& Furst
                     Equity Fund III, L.P. to OCC
                     Acquisition Company, Inc.